CONSENT OF SEWELL AND COMPANY, PA


The  Board  of  Directors  of
NetWeb  OnLine.Com,  Inc.

Ref: SEC  File  No.  0-28833

     We hereby consent to incorporation by reference in the Registration Statement of NetWeb OnLine.Com, Inc. on Form 10-KSB filed with the Securities and Exchange Commission on January 12, 2001, of our reports dated November 30, 2000, relating to the financial statements of NetWeb OnLine.Com, Inc. for the fiscal years ended September 30, 2000.


/S/
SEWELL  AND  COMPANY,  PA